EXHIBIT 24

POWER OF ATTORNEY

 The undersigned, as a Section 16 reporting person of NetSuite
Inc. (the "Company"), hereby constitutes and appoints Zachary
Nelson, James McGeever, Douglas P. Solomon, Michael Forman, Scott
Marcus and Adriana Botto, and each of them, the undersigned's true and lawful attorneys-in-fact to:

1. complete and execute Forms 3, 4 and 5 and other forms and all amendments thereto as such attorneys-in-fact shall in
his or her discretion determine to be required or
advisable pursuant to Section 16 of the Securities
Exchange Act of 1934 (as amended) and the rules and
regulations promulgated thereunder, or any successor laws
and regulations, as a consequence of the undersigned's
ownership, acquisition or disposition of securities of
the Company; and

2. do all acts necessary in order to file such forms with
the Securities and Exchange Commission, any securities
exchange or national association, the Company and such
other person or agency as the attorneys-in-fact shall
deem appropriate.

      The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agent shall do or cause to be done by virtue hereof.  The undersigned acknowledges that the foregoing attorneys-
in-fact, in serving in such capacity at the request of the
undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the
Securities Exchange Act of 1934 (as amended).

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and
5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of this 16 day of June, 2010.

Signature: /s/ Ronald S. Gill

Print Name: Ronald S. Gill